UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026 (June 5, 2026)
WILLSCOT HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6400 East McDowell Road, Suite 300
Scottsdale, Arizona 85257

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of         1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by WillScot Holdings Corporation (the “Company”) on June 8, 2026 (the “Original Form 8‑K”). The Original Form 8-K was filed with the U.S. Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote of the stockholders at the 2026 Annual Meeting of Stockholders of the Company held on June 5, 2026 (the “Annual Meeting”). The sole purpose of this Amendment is to update disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, in the Original Form 8-K. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, at the Annual Meeting, in a non-binding, advisory vote, the Company’s stockholders, consistent with the recommendation of the board of directors of the Company (the “Board”), voted in favor of holding future non-binding, advisory votes on the compensation paid to the Company’s named executive officers (“say-on-pay”) every year. In accordance with this result and its previous recommendation, the Board determined that the Company intends to hold future say-on-pay votes every year until the next required vote on the frequency of such say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Holdings Corporation

Dated: August 10, 2026	By:	/s/ S. Gary Shullaw
Name: S. Gary Shullaw
Title: Senior Vice President, Chief Legal Officer, and Corporate Secretary